SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Medical Information Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDICAL INFORMATION TECHNOLOGY, INC.
2004 CHAIRMAN'S LETTER TO SHAREHOLDERS

To our Shareholders:

In 2003 the Company again produced healthy results and grew compared with the prior year. The key financial results are as follows:

        total revenue was $270.8M, up 5.7%
        operating income was $99.7M, up 5.0%
        net income was $67.4M, up 5.6%
        net assets were $351.7M, up 10.6%
        net income per share was $1.98, up 4.5%
        net assets per share were $10.28, up 9.5%
        dividends paid per share were $1.56, up 14.7%

We commend the flexibility and resourcefulness of the Company's staff and extend our gratitude to those whose efforts produced these results:

        to those who design and develop our products, to those who market and sell our products and services, to those who install our products and provide our services, to those who send out the bills and pay our salaries, and to the administrative and operations staff helping us all.

In addition, we thank the Company's management for their dedication and loyalty and the Company's Board of Directors for their valuable advice and active participation.

We appreciate the support of our Shareholders and look forward to seeing you at the Annual Meeting on Monday, April 26, 2004. We are providing herein the Formal Notice for the upcoming Annual Meeting of Shareholders, the Proxy Statement and the Annual Report on Form 10-K, which includes the Audited Financial Statements for the year just ended. Also, your individual Proxy Page and Statement of Stock Ownership as of March 26, 2004, is included in this distribution.

A. Neil Pappalardo
Chairman and CEO
March 26, 2004

MEDICAL INFORMATION TECHNOLOGY, INC.
2004 FORMAL NOTICE OF ANNUAL MEETING

To the Shareholders of Medical Information Technology, Inc.:

The Annual Meeting of Shareholders of Medical Information Technology, Inc. will be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts, on Monday, April 26, 2004 at 8:30am for the following purposes:

        (1) to consider and act upon a proposal to elect a Board of Directors for the ensuing year,

        (2) to consider and act upon a proposal to ratify the selection of independent auditors for the current year, and

        (3) to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
March 26, 2004

MEDICAL INFORMATION TECHNOLOGY, INC.
2004 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. ("MEDITECH" or the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts, on Monday, April 26, 2004 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Formal Notice of 2004 Annual Meeting.

RECORD DATE

This Proxy Statement and the enclosed Proxy Page are being disseminated to Shareholders of the Company on March 26, 2004, in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on March 26, 2004, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only Shareholders of the Company's common stock at that time will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 34,434,544 shares of common stock issued and outstanding and each such share is entitled to one vote at the Annual Meeting.

VOTING OF PROXIES

You can vote on matters which come before the meeting either by signing and returning the enclosed Proxy Page or by coming to the Annual Meeting and voting by ballot there.

If you sign and return the Proxy Page, the individuals named on the page as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares "FOR" the election of each of the nominees for Director and "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors for 2004. If any other matters are presented for action at the meeting, the proxies will vote your shares according to their best judgment. At the time this Proxy Statement was prepared, we knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Annual Meeting. There are three ways to revoke your proxy: (1) you may send in another Proxy Page with a later date; (2) you may notify the Company's Clerk in writing before the Annual Meeting that you have revoked your proxy; or (3) you may vote by ballot at the Annual Meeting.

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed Proxy Page and return it promptly. If you do attend the meeting, you may vote your shares by ballot even though you have sent in your Proxy Page. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

QUORUM

A quorum of Shareholders is necessary to hold a valid meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed Proxy Page, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for the use at the Annual Meeting is being made by the Board. The cost of soliciting proxies will be borne by the Company. Proxies may be solicited, in person or by telephone, by Officers and regular employees of the Company, who will receive no compensation for their services other than their normal salaries.

ANNUAL REPORT TO SHAREHOLDERS

This Proxy Statement and the enclosed Proxy Page, along with an Annual Report on Form 10-K, which includes the Audited Financial Statements for the year just ended, is being disseminated to all Shareholders of the Company. However, the Annual Report on Form 10-K is not part of the proxy soliciting material.

The Company will provide paper copies of the Annual Report on Form 10-K, which includes the Audited Financial Statements for the year just ended, free of charge to its Shareholders upon request. Such requests should be directed to Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

PROPOSAL ONE: TO ELECT A BOARD OF DIRECTORS

The Board of Directors has nominated A. Neil Pappalardo, Lawrence A. Polimeno, Roland L. Driscoll, Edward B. Roberts, Morton E. Ruderman and L. P. Dan Valente for election as the 6 Directors at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to elect each of the nominees as a Director.

If you do not vote for a particular nominee, or if you indicate "WITHHOLD AUTHORITY" for all nominees on your Proxy Page, your vote will not count either "FOR" or "AGAINST" such nominee(s). Each of the nominees has agreed to serve as a Director if elected, and the Company has no reason to believe any nominee will be unable to serve. However, if any nominee should become unavailable, your shares will, to the extent they were to be voted in favor of such nominee, be voted for another nominee, if any, proposed by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE FOR ALL THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

All Directors are elected each year at the Annual Meeting. All Officers are elected at the first meeting of the Board following the Annual Meeting and hold office until the Board meeting following the next Annual Meeting. The positions held by each Director and Officer of the Company on March 26, 2004, are shown below. There are no family relationships among the following persons.

Director or Officer    Age  Position with the Company
---------------------  ---  ----------------------------------------------
A. Neil Pappalardo      61  Chairman, Chief Executive Officer and Director
Lawrence A. Polimeno    62  Vice Chairman and Director
Roland L. Driscoll      75  Director
Edward B. Roberts       68  Director
Morton E. Ruderman      67  Director
L. P. Dan Valente       73  Director
Howard Messing          51  President and Chief Operating Officer
Edward G. Pisinski      60  Senior Vice President
Barbara A. Manzolillo   51  Treasurer, Chief Financial Officer and Clerk
Christopher Anschuetz   51  Vice President
Robert G. Gale          57  Vice President
Joanne Wood             50  Vice President
Steven B. Koretz        51  Vice President
Stuart N. Lefthes       50  Vice President
Hoda Sayed-Friel        46  Vice President

The following is a description of the business experience during the past five years of each Director and Officer.

A. Neil Pappalardo, founder of the Company, is the Chairman and Chief Executive Officer, and has been a Director since 1969. He is also a Director of Palomar Medical Technologies, Inc. and Patient Care Technologies, Inc.

Lawrence A. Polimeno has been the Vice Chairman since 2002, was President and Chief Operating Officer prior to that, has been a Director since 1985, and has been with the Company since 1969. He is also a Director of LSS Data Systems and MEDITECH SA.

Roland L. Driscoll, retired Chief Financial Officer of the Company, has been a Director since 1985.

Edward B. Roberts, co-founder of the Company, is a Sloan School Professor at the Massachusetts Institute of Technology, and has been a Director since 1969. He is also a Director of Advanced Magnetics Inc., Pegasystems Inc. and Sohu.com Inc.

Morton E. Ruderman, co-founder of the Company, is Chief Executive Officer of CRES Development, a real estate developer, and has been a Director since 1969.

L. P. Dan Valente is Chairman of Palomar Medical Technologies, Inc., and has been a Director since 1972. He is also a Director of MKS Instruments, Inc., SurgiLight, Inc. and Patient Care Technologies, Inc.

Howard Messing has been President and Chief Operating Officer since 2002, was the Executive Vice President prior to that, and has been with the Company since 1974.

Edward G. Pisinski has been a Senior Vice President since 1997, was a Vice President prior to that, and has been with the Company since 1973.

Barbara A. Manzolillo has been the Treasurer, Chief Financial Officer and Clerk since 1996, was the Treasurer prior to that, and has been with the Company since 1975.

Christopher Anschuetz has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1975.

Robert G. Gale has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1976.

Joanne Wood has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1983.

Steven B. Koretz has been a Vice President since 1997, was a Senior Manager prior to that, and has been with the Company since 1982.

Stuart N. Lefthes has been a Vice President since 1997, was a Senior Manager prior to that, and has been with the Company since 1983.

Hoda Sayed-Friel has been a Vice President since 2003, was a Senior Manager prior to that, and has been with the Company since 1986.

The address of all Officers and Directors is in care of the Company, MEDITECH Circle, Westwood, MA 02090.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors oversees the Company's business affairs and monitors the performance of management, but is not involved in the day-to-day operations. The Directors meet regularly with the CEO, the COO, the CFO, other Officers and our independent auditors; read reports and other materials; and participate in Board and committee meetings. The Board consists of 6 members. The Board held 4 regularly scheduled quarterly meetings and 2 special meetings during the fiscal year ended December 31, 2003, and each of the Directors attended all meetings of the Board of Directors.

The Board of Directors has an Audit Committee and an Executive Compensation Committee. The Company also has a Charitable Contribution Committee. During 2003 each committee member attended all committee meetings. The following is a description of the committees.

The Audit Committee consists of Roland L. Driscoll and L. P. Dan Valente. Both members are former CPA's and Mr. Driscoll is "independent" as defined by the rules of the NYSE and NASDAQ. The Board of Directors of MEDITECH has determined that Mr. Driscoll and Mr. Valente are both audit committee financial experts within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended. This committee meets at least six times a year to review accounting practices and advise the Company's CFO. In addition, the committee meets and consults with the Company's outside auditors with respect to the Company's business operations, industry, financial performance, business and financial risks, processes and controls, key policies, legal and regulatory requirements, code of ethical conduct and new or unusual transactions. The Committee does not have a written charter. The Committee submits its annual report to the Board of Directors each April.

The Executive Compensation Committee consists of Morton E. Ruderman and Edward
B. Roberts. This committee meets once a year to recommend the Chairman and Chief Executive Officer's annual salary, his individual cash bonus amount and the number of shares offered to him according to the 2004 Stock Purchase Plan.

The Charitable Contribution Committee consists of Morton E. Ruderman, A. Neil Pappalardo and Howard Messing. This committee meets at least six times a year to review the criteria for the year's charitable contribution program, meet and evaluate each organization under consideration and determine the amount to be contributed to each organization for the year.

The Board of Directors does not have a nominating committee. Instead, the full Board, because of its small size, carries out the duties of a nominating committee. The Board has not adopted written guidelines regarding nominees for Director. Messrs. Roberts, Driscoll and Ruderman are "independent" as defined by the rules of the NYSE and NASDAQ.

COMMUNICATION WITH THE BOARD

MEDITECH Shareholders may recommend candidates to the Board for consideration as potential Directors by submitting their names and appropriate background and biographical information. This information should be provided prior to the January Board meeting for the Board to have the opportunity to consider these candidates in the same manner as it considers other Board candidates.

MEDITECH Shareholders may send communications to the full Board or to specific Directors in care of Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. The Clerk will forward copies of such communications directly to the full Board or to specific Directors as requested.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by the Company's Chief Executive Officer and the four most highly compensated other Officers for the three fiscal years ended December 31, 2001, 2002 and 2003.

Name and Position          Year    Salary     Bonus  Deferred*
-------------------------  ----  --------  --------  ---------
A. Neil Pappalardo         2003  $360,000  $723,965          0
  Chairman, Director and   2002   360,000   724,251          0
  Chief Executive Officer  2001   360,000   721,736          0

Lawrence A. Polimeno       2003  $180,000  $473,965     $4,255
  Vice Chairman and        2002   240,000   624,251      4,847
  Director                 2001   240,000   621,736      4,615

Howard Messing             2003  $240,000  $473,965     $4,255
  President and Chief      2002   240,000   474,251      4,847
  Operating Officer        2001   216,000   371,736      4,615

Edward G. Pisinski         2003  $204,000  $273,965     $4,255
  Senior Vice President    2002   204,000   324,251      4,847
  Sales and Marketing      2001   192,000   271,736      4,615

Barbara A. Manzolillo      2003  $204,000  $273,965     $4,255
  Treasurer, Clerk and     2002   204,000   274,251      4,847
  Chief Financial Officer  2001   180,000   221,736      4,615

*Represents contributions by the Company to the MEDITECH Profit Sharing Plan.

Profit Sharing Plan: The Company maintains a qualified defined contribution plan for all of the Company's staff known as the Medical Information Technology, Inc. Profit Sharing Plan. All of the staff who have completed one year of service participate in the Plan. The Board of Directors sets the annual contribution which is allocated in proportion to total compensation (capped at $100,000) of all eligible members for the Plan year. No allocation is allowable under this Plan to owners of 10% or more of the Company's common stock. Contributions by members are not permitted. Benefits under the Plan are considered deferred compensation and become fully vested after five years of continuous service with the Company. Members who have at least 20 years of service or who have incurred financial hardship may make in service withdrawals. Benefits under the Plan are generally paid in the form of a lump sum cash payment upon retirement, death, disability or termination of employment.

Compensation of Directors: The 4 members of the Board of Directors who are not Officers of the Company currently receive a fee of $8,000 for each quarterly meeting attended, with such fee being deemed to also cover any special meetings, committee time, and incidental expenses expended by such Directors on behalf of the Company during the year.

CODE OF CONDUCT AND ETHICS

The Board of Directors has directed management to prepare a Code of Conduct and Ethics for MEDITECH's staff, Officers and Directors for submittal and approval by the Board.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

January 26, 2004

To the Board of Directors of Medical Information Technology, Inc.:

In 2003 the Executive Compensation Committee reviewed Mr. Pappalardo's annual salary and his individual cash bonus amount. The Committee recommended to the full Board that his salary and bonus remain the same as it has been since 1995. The Committee also recommended to the full Board the number of shares offered to Mr. Pappalardo according to the 2004 Stock Purchase Plan.

In 2003 the Board of Directors set the total amount allocated to the Bonus Program instituted for the recognition of services rendered by all the staff including Officers. The Board also set the total amount of cash and MEDITECH stock contributed to the MEDITECH Profit Sharing Trust. The Board also set the total amount allocated to the Bonus Program instituted for the recognition of services rendered exclusively by the Officers. The Board approved the salary and individual bonus amount for each of the Officers. Finally, the Board approved the 2004 Stock Purchase Plan, specified the total number of shares offered to the staff and specified the number of shares offered to each Officer. There are no employment contracts in effect for any Officer of the Company.

Morton E. Ruderman and Edward B. Roberts

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 26, 2004 with respect to the shares of common stock beneficially owned by each person known by the Company to own more than 5% of the Company's outstanding common stock, each Director of the Company, each Executive Officer named in the Compensation Table and by all Directors and Officers of the Company as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of                                 Number of Shares    Percentage
Shareholder, Director                   of Common Stock    of Shares of
or Executive Officer                   Beneficially Owned  Common Stock
-------------------------------------  ------------------  ------------
A. Neil Pappalardo*                        12,825,857         37.25%
Morton E. Ruderman                          5,494,469         15.96%
MEDITECH Profit Sharing Trust*              3,900,857         11.33%
Curtis W. Marble                            3,500,000         10.16%
Grossman Group**                            2,061,144          5.99%
Lawrence A. Polimeno                          981,366          2.85%
Edward B. Roberts                             975,110          2.83%
Roland L. Driscoll                            528,000          1.53%
Howard Messing                                285,000          0.87%
Edward G. Pisinski                            297,000          0.87%
Barbara A. Manzolillo                         200,000          0.60%
L. P. Dan Valente                              85,000          0.25%
15 Directors and Officers as a Group*      22,051,352         64.04%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore is entitled to vote its 3,900,857 shares. Likewise the number of shares indicated for the 15 Directors and Officers as a Group includes the shares owned by the MEDITECH Profit Sharing Trust.

**Based on a Schedule 13D filed by Jerome Grossman and other individuals on February 27, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. Neil Pappalardo, Chairman, Chief Executive Officer and Director of the Company, purchased for cash from the Company 50,000 shares of Company stock at $22 per share in February 2003 and 25,000 shares of Company stock at $26 per share in March 2004.

Howard Messing, President and Chief Operating Officer of the Company, purchased for cash from the Company 15,000 shares of Company stock at $22 per share in February 2003 and 15,000 shares of Company stock at $26 per share in March 2004.

Barbara A. Manzolillo, Treasurer, Chief Financial Officer and Clerk of the Company, purchased for cash from the Company 4,000 shares of Company stock at $22 per share in February 2003 and 5,000 shares of Company stock at $26 per share in March 2004.

Edward G. Pisinski, Senior Vice President of the Company, purchased for cash from the Company 1,000 shares of Company stock at $22 per share in February 2003 and 2,000 shares of Company stock at $26 per share in March 2004.

On December 31, 2003, the Company contributed 80,000 shares valued at $26 per share of Company stock to the MEDITECH Profit Sharing Trust.

Philip Polimeno, a son of a Director, is employed as a senior manager of the Company and received W-2 compensation of $91,564 in 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on a review of the reports given to the Company, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater-than-10% Shareholders were satisfied in 2003.

PROPOSAL TWO: TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004. We are asking you to ratify the Audit Committee's selection. During 2003, Ernst & Young LLP's services included auditing the Company's financial statements, reviewing unaudited quarterly financial information and advising the Company on various accounting, tax, and regulatory matters. We do not expect a representative of Ernst & Young LLP to be present at the meeting.

Medical Information Technology, Inc. had engaged Arthur Andersen LLP (AA), as the Company's independent certifying accountants since 1971. AA ceased their auditing practice during the year 2002. The reports of AA with respect to the Company for fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2001 and 2000 and through October 23, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused AA to make reference to the subject matter of the disagreements in its report on the Company's financial statements for such years.

Pursuant to Item 304(a)(3) of Regulation S-K, AA would normally furnish us with a letter addressed to the SEC stating whether or not AA agrees with the above statements. The Company has attempted to obtain such letter. However, given the timing and circumstances surrounding AA's cessation of their audit practices out of their Boston office, none has been obtained.

On October 17, 2002, the Company engaged Ernst & Young LLP as its independent certifying accountants for the year ending December 31, 2002. The appointment of Ernst & Young LLP was approved by the Audit Committee of the Company's
Board of Directors. During the fiscal years ended December 31, 2001 and 2000 and the subsequent interim period commencing January 1, 2002, the Company did not consult with Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with AA.

Fees paid for audit services rendered by Ernst & Young LLP, the Company's only independent auditors, were as follows:

                                                2002      2003
                                             -------  --------
    Annual audit and quarterly reviews       $60,000  $142,500
    Audit related to Profit Sharing Trust     10,000    10,000
    Taxes and all other matters                    -         -
                                             -------  --------
                                             $70,000  $152,500

Ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares voting on the matter. For this purpose, abstentions will not have any effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE FOR PROPOSAL TWO AND RATIFY THE SELECTION OF INDEPENDENT AUDITORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

February 10, 2004

To the Board of Directors of Medical Information Technology, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

We have discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

L. P. Dan Valente and Roland L. Driscoll

SHAREHOLDER PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

The Board of Directors carefully considers all proposals and suggestions from Shareholders. When adoption is in the best interest of the Company and its Shareholders, and can be accomplished without Shareholder approval, the proposal will be implemented without inclusion in the proxy material or presentation to Shareholders for consideration at the Annual Meeting.

Examples of Shareholder suggestions which have been adopted over the years include improved procedures involving dividend payments and Shareholder materials, and changes or additions to the proxy material concerning such matters as abstentions from voting and secrecy of Shareholder voting.

Shareholders wishing to submit proposals for inclusion in the Company's Proxy Statement for next year's Annual Meeting must be received by the Company on or before November 26, 2004, and must comply with the rules of the SEC governing the form and content of such proposals, in order to be considered for inclusion in the Company's proxy statement. Any such proposals should be directed to Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to Shareholder proposals which the Company receives at the above address after February 9, 2005. These proxies will also confer discretionary voting authority with respect to Shareholder proposals, other than proposals included in the Company's Proxy Statement described above, which the Company receives on or before February 9, 2005, subject to SEC rules governing the exercise of this authority.

STOCK PRICE PERFORMANCE

No trading market exists for the Company's common stock, and accordingly the Company has not prepared a comparative performance graph as such. However, for shareholder reference, shown below are two comparative tables.

Table 1 shows the year-end fair values of MEDITECH's common stock as determined by the Company's Board of Directors in connection with a year-end contribution of stock to the MEDITECH Profit Sharing Trust. Because the Company does not believe it can reasonably identify a group of peer issuers, it has instead included for comparative purposes the corresponding year-end values for the S&P 600 small-cap and the S&P 500 large-cap indices for the past 6 years.

Table 1                1998      1999      2000      2001      2002      2003
-----------------  --------  --------  --------  --------  --------  --------
MEDITECH common    $  14.50  $  16.00  $  17.00  $  19.00  $  22.00  $  26.00
S&P 600 small-cap    177.37    197.79    219.59    232.18    196.62    270.42
S&P 500 large-cap  1,229.23  1,469.25  1,320.28  1,148.08    879.82  1,111.92

Table 2 shows the changes in the relative year-end stock values assuming an initial investment of $100 in each on December 31, 1998.

Table 2                1998      1999      2000      2001      2002      2003
-----------------  --------  --------  --------  --------  --------  --------
MEDITECH common    $ 100.00  $ 110.34  $ 117.24  $ 131.03  $ 151.72  $ 179.31
S&P 600 small-cap  $ 100.00  $ 111.51  $ 123.80  $ 130.90  $ 110.85  $ 152.46
S&P 500 large-cap  $ 100.00  $ 119.53  $ 107.41  $  93.40  $  71.57  $  90.46

The information in the above tables does not include dividends paid. However, the Company is confident the dividend rates paid on its stock in each year, which ranged from 6.9% to 7.3%, exceeded the average rates paid on the securities included in the S&P 600 and the S&P 500 indices.

The information shown in the above tables is not necessarily indicative of future price performance.

OTHER MATTERS

At the time of the preparation of these proxy materials, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should properly come before the meeting, the proxy holders have discretionary authority to vote their shares on any such matters according to their best judgment.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and mail it in the enclosed envelope which requires no postage if mailed in the United States.

By Order of the Board of Directors,

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
March 26, 2004

MEDICAL INFORMATION TECHNOLOGY, INC.
2004 PROXY PAGE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of Medical Information Technology, Inc. ("MEDITECH" or the "Company") hereby appoints A. Neil Pappalardo and Barbara A. Manzolillo, and either of them acting singly, each with full power of substitution, as proxies to cast all votes which the undersigned Shareholder is entitled to cast at the Annual Meeting of Shareholders of the Company to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts, on Monday, April 26, 2004 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting"). The undersigned Shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned Shareholder. Unless contrary direction is given, this proxy will be voted "FOR" all of the nominees listed under proposal 1 and "FOR" proposal 2, and in accordance with the discretion of the proxy holders as to other matters. The undersigned Shareholder hereby acknowledges receipt of the Formal Notice of Annual Meeting and Proxy Statement.

The undersigned Shareholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company or by attending the Annual Meeting and voting in person by ballot.

Please complete, date and sign on reverse and return promptly in the enclosed envelope.

Please sign exactly as your name(s) appear(s) on the back of this Proxy Page. Joint owners should each sign individually. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized Officer who should state his or her title.

WILL YOU BE ATTENDING THE 2004 ANNUAL MEETING? ______

HAS YOUR ADDRESS CHANGED? ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

DO YOU HAVE ANY COMMENTS? ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

                          ___________________________________________________

MEDICAL INFORMATION TECHNOLOGY, INC.
2004 PROXY PAGE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

MEDITECH'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE FOR ALL 6 NOMINEES LISTED UNDER PROPOSAL 1 AND VOTE FOR PROPOSAL 2. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1. To elect the following nominees as the 6 Directors of the Company:

        A. Neil Pappalardo
        Lawrence A. Polimeno
        Roland L. Driscoll
        Edward B. Roberts
        Morton E. Ruderman
        L. P. Dan Valente

[ ] FOR ALL NOMINEES

[ ] FOR ALL NOMINEES EXCEPT _________________________________________________

[ ] WITHHOLD AUTHORITY

2. To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

Please be sure to sign and date this Proxy Page.

The undersigned Shareholder(s) authorize(s) the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: ________________________________________________________


NUMBER OF SHARES AS OF March 26, 2004: __________________



_____________________________________ Date:______________
Shareholder Signature


_____________________________________ Date:______________
Co-owner Signature